         EXHIBIT 99.906 CERT

CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Henry J. Herrmann, Principal Executive Officer, and Joseph W. Kauten, Principal Financial Officer of Ivy Funds (the "Registrant"), each certify to the best of his knowledge that:

         1.         The Registrant's periodic report on Form N-CSR for the period covered by the report (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

         2.         The information contained in the Form N-CSR fairly represents, in all material respects, the financial condition and results of operation of the Registrant.

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Registrant and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

By      /s/Henry J. Herrmann
           Henry J. Herrmann, Principal Executive Officer

Date: July 26, 2007

By     /s/Joseph W. Kauten
         Joseph W. Kauten, Principal Financial Officer

Date: July 26, 2007